Exhibit 24.1

POWER OF ATTORNEY

We, the undersigned officers and directors of ThermoEnergy Corporation., hereby severally constitute and appoint Andrew T. Melton and Dennis C. Cossey, and each of them singly, our true and lawful attorneys with full power to them, and each of them singly, to sign for us and in our names in the capacities indicated below, the Annual Report of ThermoEnergy Corporation on Form 10-KSB for the year ended December 31, 2007 and any and all subsequent amendments to said Annual Report, and generally to do all such things in our names and on our behalf in our capacities as officers and directors to enable ThermoEnergy Corporation. to comply with the provisions of the Securities Exchange Act of 1934, as amended, and all requirements of the Securities and Exchange Commission, hereby ratifying the confirming our signatures as they may be signed by our said attorneys, or any of them, to said registration statement and any and all amendments thereto.

/s/ Dennis C. Cossey	Director, Chairman of the Board and Chief Executive Officer	April 15, 2008
/s/ Andrew T. Melton	Director, Executive VP and Chief Financial Officer	April 15, 2008
/s/ Lowell E. Faulkenberry	Director	April 15, 2008
/s/ Paul A. Loeffler	Director	April 15, 2008
/s/ Louis J. Ortmann	Director	April 15, 2008